UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

MYERS INDUSTRIES, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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News Release NYSE: MYE

Contact(s):

Gregg Branning, Senior Vice President

& Chief Financial Officer (330) 761-6303

Monica Vinay, Vice President, Investor

Relations & Treasurer (330) 761-6212

Leading Independent Proxy Advisory Firms ISS and Glass Lewis Recommend

Shareholders Vote for the Company’s Board of Director Nominees

and Only ONE GAMCO Nominee

April 20, 2015, Akron, Ohio — Myers Industries, Inc. (NYSE: MYE) announced today that Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”), the two leading independent proxy advisory firms, have both recommended that shareholders vote FOR the election of SIX of the Company’s Board of Directors nominees and ONLY ONE GAMCO nominee at the 2015 Annual Meeting of Shareholders. Each firm recommended a different GAMCO nominee. These recommendations essentially disenfranchise shareholders because it only allows them to vote for seven of the nine nominees, a result the Company does not support.

GAMCO’s press release of last week regarding these voting recommendations was misleading to our shareholders because it did not explain that only one GAMCO nominee was recommended.

As a result, the Company recommends that shareholders vote FOR the election of ALL of the Company’s Board of Directors nominees on the WHITE proxy card at the 2015 Annual Meeting of Shareholders. The Company also recommends that shareholders do NOT vote using the blue dissident proxy card.

BOTH ISS and Glass Lewis also recommended that shareholders vote FOR the adoption of the Amended and Restated 2008 Incentive Stock Plan (Proposal 2); FOR the ratification of Ernst & Young LLP as the Company’s independent auditors (Proposal 3); FOR approval of the advisory vote on the Company’s executive compensation program (Proposal 4); and AGAINST GAMCO’s shareholder proposal regarding sale of a business segment and stock buyback (Proposal 5).

The Company’s Annual Meeting of Shareholders will be held on April 24, 2015, at 9 a.m. ET, at the Louis S. Myers Training Center in Akron, Ohio.

If shareholders have any questions, or need assistance in voting shares, please contact the Company’s proxy solicitor, Innisfree M&A Incorporated, toll free at (888) 750-5834.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest wholesale distributor of tools, equipment and supplies for the tire, wheel and under vehicle service industry in the U.S. Visit www.myersindustries.com to learn more.